COUNTERPATH, LLC

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (the "Amendment") is dated for reference April 14, 2020.

BETWEEN

COUNTERPATH, LLC, formed under the laws of the State of Delaware and having an office at 980 Washington Street, Suite 108, Dedham, MA 02026.

(hereinafter referred to as the "Company")

AND

Todd Carothers having an address for notice at ***.

(hereinafter referred to as the "Employee")

WHEREAS:

A. BridgePort Networks, Inc. ("BridgePort") and the Company are wholly-owned subsidiaries of CounterPath Corporation. The Company is principally engaged in the business of researching, developing and marketing VoIP/IP Telephony software products (the "Company's Business");

B. The Employee has worked continuously for BridgePort since October 12, 2009;

C. All employees of BridgePort transferred to CounterPath, LLC on January 1, 2019 under their existing employment terms and the Employee entered into an Employment Agreement with the Company on January 1, 2019 (the "Agreement");

D. The Employee and Company amended the terms of the Agreement on November 15, 2019; and

E. The Employee and the Company wish to further amend the terms of Agreement between them.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good consideration, the Agreement is modified as follows, with such modifications having such effective as of April 1, 2020, except as otherwise noted:

Replace Sections 2. 13, and 14. with the following and add Section 23:

2. Compensation & Benefits.

(a) Base Salary.  The Company shall pay the Employee a salary of US$231,000 per year ("Base Salary") for the services of the Employee, payable at regular payroll periods established by the Company. This Base Salary shall be effective as of April 1, 2020.

(b) Allowance.  The Company will pay the Employee a monthly allowance of $500 (the "Allowance") payable in equal instalments of $250 twice per month. The Allowance can be used at the Employee's sole discretion.  This Allowance shall be effective as of April 1, 2020.

(c) Performance Bonus.  The Employee is eligible to participate in a discretionary performance bonus plan (the "Performance Bonus") which shall provide the Employee the ability to earn discreet bonuses based on CounterPath Corporation's achievement of Billings (as defined as total value of the customer commitment as invoiced for in the respective quarter) in accordance with the schedule below.  The Performance Bonus shall be effective as of April 1, 2020 for the one-third of the Billings for the quarter ending April 30, 2020 (with bonus as stated in the Agreement as amended November 15, 2019 being in effect for the two-thirds of the Billings for the quarter ending April 30, 2020, and will be subject to review and modification at the discretion of the Company each fiscal year.

Quarterly Billings Threshold (USD)	Applicable Bonus (USD)
Less than $2.5 million	Nil
At or above $2.5 million and less than $2.7 million	$5,000.00
At or above $2.7 million and less than $3.0 million	$14,000.00
At or above $3.0 million and less than $3.3 million	$18,000.00
At or above $3.3 million and less than $3.6 million	$24,000.00
At or above $3.6 million	0.70% of revenue

The Employee's salary and benefits will be subject to deductions for Income Tax and Social Security remittances (collectively the "Government Deductions").

(d) Employee Benefits. The Company shall also provide the Employee with (a) extended medical and dental insurance coverage as provided to other employees of the Company ("Employee Benefits"), and participation in CounterPath Corporation's Employee Share Purchase Plan and the Company's 401(k) plan.  The Employee Benefits are provided in accordance with the formal plan documents or policies and any issues with respect to entitlement or payment of benefits under any of the Employee Benefits will be governed by the terms of such documents or policies establishing the benefits in issue. The Company reserves the unilateral right to revise the terms of the Employee Benefits or to eliminate any Employee Benefits altogether, and the Employee agrees that any changes to the Employee Benefits will not affect or change any other part of this Agreement.

13. Termination of Employment by the Employee. The Employee may, without cause, terminate his employment upon 60 days' written notice to the Company. Following such notice from the Employee, the Company may require the Employee to perform his duties to the date of termination and the Employee will be paid his regular salary to date of termination. If the Company does not require the Employee to remain for the duration of his notice, the Company may pay to the Employee the lessor of his regular pay to the end of the notice period or severance pay in accordance with the provisions of the State of Illinois. If the Employee terminates his employment with the Company, the Company is not required to pay Severance as set out in Section 14 (Severance).

14. Severance.  Post-termination severance shall be paid to the Employee based upon the following schedule:

(a) If the Employee is terminated pursuant to Section 12.1 (Termination of Employment by the Company), the Company will pay to Employee (1) the equivalent of one year of Base Salary (less any salary payments made since notice was given under Section 12.1; (2) medical and dental insurance coverage as set out in Section 2 (d) (Compensation & Benefits) under the current co-share arrangements, for a period of 12 months, less the period since notice was given under Section 12.1; and (3) Notwithstanding the terms of the Stock Option Agreement(s) for previous grants to the Employee of Stock Options and the Deferred Share Unit Agreements for previous grants to the Employee of Deferred Share Units, all unvested Stock Options and unvested Deferred Share Units granted to the Employee in accordance the terms of the Equity Plans, will immediately vest. Should the Employee receive medical and dental insurance coverage elsewhere, the Employee shall inform the Company and the Company shall cease providing such benefits.

23. Resignation following a Change in Control. If there is a Change in Control (as herein defined), the Employee may without cause, terminate his employment within twelve (12) months following the occurrence of a Change of Control, by providing 90 days' written notice to the Board.  The Company may waive all or part of the 90 days' notice of resignation prior to the expiry of the 90 days' notice. If the Employee resigns pursuant to this section 23, the Employee will be entitled to receive the severance termination entitlements described in sub-section 14(a).  For the purposes of this section 23, "Change in Control" means the occurrence of any of the following:

(a) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets to any person, entity or group of persons acting in concert; or a merger, consolidation or other transaction of the Company with or into any other corporation, entity or person, other than a transaction in which the holders of at least 50% of the shares of capital stock of CounterPath Corporation outstanding immediately prior thereto continue to hold (either by voting securities remaining outstanding or by their being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of CounterPath Corporation or such surviving entity (or its controlling entity) outstanding immediately after such transaction; or

(b) any person or group of persons becoming the "beneficial owner", directly or indirectly, of securities of CounterPath Corporation representing 50% or more of the total voting power represented by CounterPath Corporation then outstanding voting securities; or

(c) a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members of the Board.

24. Vesting of Stock Options and Deferred Share Units. Notwithstanding the terms of Stock Options previously granted to the Employee and Deferred Share Units granted to the Employee, the Company and the Employee hereby agree that all of the Stock Option Agreements between the Company and the Employee and all of the Deferred Share Unit Agreements between the Company and the Employee are hereby amended such that all unvested Stock Options and unvested Deferred Share Units will immediately vest if this Agreement is terminated in accordance with sections  23 (Resignation following Change in Control) or sub-section 14 (a) (Severance).

This Amendment is part of the Agreement between Employee and Company and together with the Agreement, contains the entire agreement of the parties as to its subject matter as of the Effective Date of this Amendment.  Except as expressly amended by this Amendment, the Agreement remains in full force and effect according to its terms.  In the event of any direct conflict between this Amendment and the terms and conditions of the Agreement, this Amendment governs.

IN WITNESS WHEREOF the parties hereto have duly executed this Amendment as of the date first above written.

COUNTERPATH, LLC	|	TODD CAROTHERS
|
|
|
/s/ David Karp	|	/s/ Todd Carothers
(Authorized Signature)	|	Signature of Employee
|
	|	April 15, 2020
	|	Date Signed